Exhibit 99.1

FOR IMMEDIATE RELEASE
February 8, 2018

Peter Poli
Chief Financial Officer
877-260-2010
peter.poli@trackgrp.com

Track Group Reports 1st Quarter Fiscal 2018 Financial Results

Gross Profit Up 26%, Adjusted EBITDA Up 286% and Operating Expenses Shrink 11%

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its first quarter ended December 31, 2017 (the “First Quarter”). The Company posted gross profit of $4.5M, an increase of 26% over last year on total revenue of $7.5M, a quarterly record Adjusted EBITDA of $1.6M up 286% compared to FY2016 and total operating expenses of $4.8M, a decrease of 11% which reduced the First Quarter operating loss to its lowest level in over three years to ($0.3M).

“We’re delighted to start our fiscal year 2018 off strongly with another quarterly record for Adjusted EBITDA and the fifth consecutive quarter of growth in Adjusted EBITDA,” said Derek Cassell, Track Group’s CEO. “We are looking forward to capitalizing on a number of new customer opportunities in our pipeline so we can continue the top-line growth we have generated over the last three years.”

BUSINESS AND FINANCIAL HIGHLIGHTS

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The Company announced signing two large contracts totaling in excess of $30M with Marion County Community Corrections and Gendarmeria de Chile, the Republic of Chile’s prison service, shortly after the conclusion of the First Quarter;

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Gross profit for the First Quarter $4.5M which is the best gross profit in the past five quarters and up 26% over last year ($4.5M vs. $3.5M) on quarterly revenue that was nominally down from the same period last year;

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Total operating expenses for First Quarter ($4.8M) are down 11% vs. last year ($5.4M) and the 2nd lowest quarterly operating expenses in the last two fiscal years;

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The lowest quarterly operating loss ($0.3M) in over three years and a 82% improvement over the quarterly operating loss of ($1.9M) in the same period last year due to a combination of a strong gross profit result and lower operating expenses;

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Adjusted EBITDA in the First Quarter finished at a quarterly record of $1.6M up 286% compared to $0.4M last year and represented the fifth consecutive quarter that Adjusted EBITDA has increased;

5th Avenue Station                     877.260.2010
200 E. 5th Avenue, Suite 100    trackgrp.com
Naperville, IL 60563

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Net loss attributable to shareholders in the First Quarter ended December 31, 2017 improved to ($1.0M) or 60% compared to ($2.6M) for the same quarter last year;

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Net cash provided by operating activities remained positive at $0.3M in the First Quarter compared to $2.1M for last year principally due to the timing of working capital expenditures; and

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The new CEO, Derek Cassell, appointed January 1, 2018, has realigned the management team to execute the Company’s strategy including the appointment of an industry veteran, Matt Swando, as the new Vice President of Sales and Marketing.

BUSINESS OUTLOOK REITERATED

	Actual		Outlook
	FY 2016	FY 2017	FY 2018

Revenue:	$27.2M	$29.7M	$35-40M

Adjusted EBITDA Margin:	7.3%	12.2%	15-20%

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices and develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. & subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures
This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2017, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

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TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

Assets	December 31, 2017 (unaudited)	September 30, 2017
Current assets:
Cash	$1,755,437	$2,027,321
Accounts receivable, net of allowance for doubtful accounts of $3,432,985 and $3,268,095, respectively	5,526,000	5,438,564
Note receivable, current portion	234,733	234,733
Prepaid expenses and other	4,219,135	854,122
Inventory, net of reserves of $26,934, respectively	172,347	261,810
Total current assets	11,907,652	8,816,550
Property and equipment, net of accumulated depreciation of $1,862,347 and $1,778,634, respectively	883,039	903,100
Monitoring equipment, net of accumulated amortization of $4,767,061 and $4,906,925, respectively	3,460,685	3,493,012
Intangible assets, net of accumulated amortization of $10,444,569 and $9,839,032, respectively	24,410,468	24,718,655
Goodwill	8,275,308	8,226,714
Other assets	785,195	2,989,101
Total assets	$49,722,347	$49,147,132

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,529,632	2,769,835
Accrued liabilities	8,021,419	6,650,291
Current portion of long-term debt, net of discount of $130,067 and $185,811, respectively	30,322,191	30,270,531
Total current liabilities	40,873,242	39,690,657
Long-term debt, net of current portion	3,466,468	3,480,717
Total liabilities	44,339,710	43,171,374

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 10,462,433 and 10,480,984 shares outstanding, respectively	1,046	1,048
Additional paid-in capital	300,978,608	300,717,861
Accumulated deficit	(295,109,920)	(294,067,329)
Accumulated other comprehensive loss	(487,097)	(675,822)
Total equity	5,382,637	5,975,758
Total liabilities and stockholders’ equity	$49,722,347	$49,147,132

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months EndedDecember 31,
	2017	2016
Revenues:
Monitoring services	$7,350,805	$7,265,013
Other	139,889	406,477
Total revenues	7,490,694	7,671,490

Cost of revenues:
Monitoring, products and other related services	2,542,007	3,607,276
Depreciation & amortization included in cost of revenues	477,142	445,493
Impairment of monitoring equipment and parts	-	74,787
Total cost of revenues	3,019,149	4,127,556

Gross profit	4,471,545	3,543,934

Operating expenses:
General & administrative	3,657,738	3,175,054
Restructuring costs	-	566,330
Selling & marketing	409,737	589,768
Research & development	163,946	488,178
Depreciation & amortization	564,740	575,111
Total operating expenses	4,796,161	5,394,441
Loss from operations	(324,616)	(1,850,507)

Other income (expense):
Interest expense, net	(673,827)	(647,103)
Currency exchange rate loss	(55,072)	(116,442)
Other income/expense, net	10,924	293
Total other income (expense)	(717,975)	(763,252)
Net loss attributable to common shareholders	(1,042,591)	(2,613,759)
Foreign currency translation adjustments	188,725	(493,572)
Comprehensive loss	$(853,866)	$(3,107,331)
Net loss per common share, basic and diluted	$(0.10)	$(0.25)
Weighted average common shares outstanding, basic and diluted	10,476,346	10,333,516

	Three Months ended
	December 31,
	2017	2016
Non-GAAP Adjusted EBITDA
Net loss attributable to common shareholders	$(1,043)	$(2,614)
Interest expense, net	674	647
Depreciation, amortization and impairment	1,042	1,095
Stock-based compensation	788	225
Restructuring charges (1)	-	566
Other non-cash charges (2)	106	487
Non-GAAP Adjusted EBITDA	$1,567	$406
Non-GAAP Adjusted EBITDA, % of revenue	20.9%	5.3%
	Three Months Ended December 31,
	2017	2016
Non-GAAP EPS (In $000’s, except share data)
Net loss attributable to common shareholders	$(1,043)	$(2,614)
Interest expense, net	674	647
Depreciation, amortization and impairment	1,042	1,095
Stock-based compensation	788	225
Restructuring charges (1)	-	566
Other non-cash charges (2)	106	487
Non-GAAP net income to common shareholders	$1,567	$406
Weighted average common shares outstanding	10,476	10,334
Non-GAAP earnings per share	$0.15	$0.04

(1)
Includes restructuring charges associated with outsourcing one of our monitoring centers and moving our headquarters to the Chicagoland area.
(2)
Other non-cash charges may include gains or losses, non-cash currency impacts and non-recurring accrual adjustments.